Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Foamix Pharmaceuticals Ltd. of our report dated August 13, 2014 relating to the financial statements of Foamix Pharmaceuticals Ltd. (Formerly- Foamix Ltd.), which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Kesselman & Kesselman
Tel Aviv, Israel	Kesselman & Kesselman
August 13, 2014	Certified Public Accountants (Isr.) A member firm of PricewaterhouseCoopers International Limited